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                       [LETTERHEAD OF OPEN MARKET, INC.]

FOR IMMEDIATE RELEASE

MEDIA CONTACT: Beth Winkowski           INVESTOR CONTACT: Julie Lorigan
               781.359.7411                               781.359.7589
               winkowski@openmarket.com                   lorigan@openmarket.com



                     OPEN MARKET RECEIVES INTEL INVESTMENT

 COMPANIES PLAN TO WORK TOGETHER TO OPTIMIZE OPEN MARKET'S TRANSACT SOFTWARE TO
                               INTEL ARCHITECTURE

Burlington, MA - June 4, 1998 - Open Market, Inc. (NASDAQ:OMKT), a leading provider of Internet commerce software, today announced that Intel has made an investment in the company, purchasing approximately 330,000 restricted shares of Open Market common stock. In addition, Open Market said that it will make its industry-leading Internet commerce software, Transact, available on Intel Pentium II-based servers running Windows NT and on Intel's next-generation IA-64 processors. The two companies plan to optimize Open Market software for Intel Architecture servers and plan to collaborate on joint marketing activities.

Open Market's other products, including its LiveCommerce cataloging software and Folio information management software, already run on Intel-based platforms.

"Today's announcement means that the industry's broadest suite of Internet commerce applications will now be available on every key enterprise computing platform," said Gary Eichhorn, president and CEO of Open Market. "Working with Intel to port and optimize Transact on Intel Architecture servers should provide significant price/performance benefits for our enterprise customers and allow Open Market to enhance its position as a leading enterprise application software provider to the corporate market."

"We believe that technologies such as Open Market's Transact running on Intel-based servers will better enable corporations to build E-commerce applications for the enterprise," said John Miner, vice president and general manager, Enterprise Server Group, Intel. "Open Market's Transact is an excellent example of the ability of the Intel architecture to deliver the high performance needed by mission-critical enterprise applications."



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OPEN MARKET RECEIVES INTEL INVESTMENT                                   2-2-2-2

The two companies plan to work together on tuning, optimizing, and enhancing the performance of Transact on Intel Architecture servers. Intel and Open Market will work together on joint marketing activities as well.


MORE ABOUT OPEN MARKET'S TRANSACT
Open Market's Transact Internet commerce software is used in nearly 20 countries worldwide. Transact, originally introduced in 1995, provides the commercial backbone for some of the heaviest trafficked sites on the Web today, including SegaSoft's Heat.net, BuyDirect.com, and Time Inc.'s Pathfinder, among others.
In its three years in the marketplace, Transact's depth and breadth of robust, comprehensive functionality - including buyer authentication, payment, order processing, tax and shipment cost calculation, fulfillment, buyer self-service, customer service, reporting, profiling, and analysis - have already made it the standard for Internet commerce. Open Market's Transact 4 ushers in a new category of Internet commerce enterprise application software - offering the industry's only packaged enterprise application software for business-critical Internet operations.


ABOUT OPEN MARKET
Founded in 1994, Open Market, Inc. (NASDAQ: OMKT) provides high-performance application software products and professional services that allow its customers to engage in business-to-consumer and business-to-business Internet commerce, information commerce, and commercial publishing. The company, headquartered in Burlington, Massachusetts, can be reached by calling 1.888.OPEN.MKT or by visiting http://www.openmarket.com.

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This news release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the company's limited operating history, delays in product development, development of the Internet market, changes in product pricing policies, competitive pressures, and the risk factors detailed from time to time in the company's periodic reports and registration statements filed with the Securities and Exchange Commission.

Open Market, Transact, Folio, LiveCommerce and We ARE Internet Commerce are trademarks or registered trademarks of Open Market, Inc. in the United States and other countries. All other names are used for identification purposes only and may be trademarks of their respective owners.